Exhibit 10.1

                                    AGREEMENT

     THIS AGREEMENT dated this 27th day of May, 2010, by and between KESSELRING HOLDING CORPORATION, a Delaware corporation (Holding), KING BRO WOOD, L.L.C., a Washington limited liability company (King Wood), GARY E. KING (King) and KEN CRAIG (Craig).

                                    RECITALS

     A. Holding was the sole shareholder of Kesselring Corporation, a Florida corporation (Kesselring Florida) and Kesselring was the sole shareholder of King Brothers Woodworking, Inc., a Washington corporation (King Brothers).

     B. Holding borrowed funds from AMI Holdings, Inc. (AMI) in the principal and interest amount of Five Hundred Eighty-Two Thousand Seven Hundred Seventy and 28/100 Dollars ($582,770.28) and said transaction was secured by all of the assets of Holding, which included Kesselring Florida stock and King Brothers stock.

     C. Due to Holdings' default to AMI, AMI exercised its self help provisions and acquired the stock of Kesselring Florida and King Brothers.

     D. AMI sold all of the stock in King Brothers to King Wood and King Wood purchased said stock from AMI for the consideration of Five Hundred Eighty-Two Thousand Seven Hundred Seventy and 28/100 Dollars ($582,770.28).

     E. Holding is also indebted to King in the total amount of Five Hundred Two Thousand Five Hundred Sixty-Four and 82/100 Dollars ($502,564.82) (which includes the Cliff Wildes Note of $25,000 dated November 11, 2009, with accrued interest of $4,174.05, for a total due and owing of $29,174.05), and is indebted to Craig in the total amount of Twenty-Nine Thousand One Hundred Seventy-Four and 05/100 Dollars ($29,174.05).

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     F.  Additionally,  King  Wood is also  willing  to pay  Holding  additional consideration for Holding to release any claim which Holding may have in King Brothers.

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     Purchase Obligations. In addition to King Wood paying the amount of Five Hundred Eighty-Two Thousand Seven Hundred Seventy and 28/100 Dollars ($582,770.28) to AMI for a one hundred percent (100%) interest in King Brothers, King Wood agrees to pay Holding the amount of Five Hundred Two Thousand Five Hundred Sixty-Four and 82/100 Dollars ($502,564.82)by delivery of the notes owned by King (including the Cliff Wildes Note)marked paid and the amount of Twenty-Nine Thousand One Hundred Seventy-Four and 05/100 Dollars ($29,174.05) by delivery the note owned by Craig marked paid. Additionally, King and Craig agree to look no further to Holding for repayment of the above-referenced amounts.

     2. Additional Consideration. In addition to the payment to AMI and the payment to King and Craig, King Wood agrees to pay One Hundred Fifty-Six Thousand Nine Hundred Ninety-Nine and 85/100 Dollars ($156,990.85) to Holding in consideration of Holding releasing all claims and/or interest Holding may have in King Brothers. Said payment to Holding shall be in the form of a promissory note payable over 24 months at the interest rate of 6% per annum. King Brothers has guaranteed the payment of various obligations of Holding, and may become liable for others due to this transaction. King Wood shall have right of offset and receive a credit against the promissory note issued to Holding for any and all amounts paid by King Brothers, or King Wood, on behalf of holding. The amounts paid herein include the MAS90 and MAS200 systems, equipment, furnishings, and other properties in the possession of King Brothers Woodworking, Inc. The total of all consideration paid by King Bro is $1,271,500.00.

     3. Binding Effect. All of the terms of this Agreement shall be binding and inure to the benefit of the parties hereto, their respective successors and assigns.

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     4. Governing Law: This Agreement shall be governed by the laws of the state of Washington and shall be enforceable in the state of Washington.

     5. No Assignment. Neither this Agreement nor any interest therein shall be assigned by any party without the prior written consent of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be entered into on the date and year first set forth above.

Date: May 27, 2010                 KESSELRING HOLDING CORPORATION


                                   By: /s/ Ken Craig
                                      -----------------------------------------
                                   Its:President

Date: May 27, 2010                 KING BRO WOOD, L.L.C.


                                   By: /s/ Gary E. King
                                      -----------------------------------------
                                   Its: Manager


Date: May 27, 2010                 /s/ Gary E. King
                                   --------------------------------------------
                                   Gary E. King


Date: May 27, 2010                 /s/ Ken Craig
                                   --------------------------------------------
                                   Ken Craig


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